Exhibit 4(i)
                              Land Lease Agreement

                                                     (91)-Nan-Er-Jian-Zi-No. 005


This Lease Agreement made and entered into by and between the Lessor, Nantze Export Processing Zone Administration of Ministry of Economic Affairs (hereinafter referred to as "Party A") and the Lessee, ASE Test Inc. (hereinafter referred to as "Party B").

Whereas, it is mutually agreed between the parties that a parcel of public land inside the Nantze Export Processing Zone ("Zone") managed by Party A is to be leased to Party B on the terms and conditions as follows:

1    Land markings, rent and fees:

---------------------------------------------------------------------------------------------------------------
                                                                                        Public
                                                                                       facility
                                                                                      construction
                  Markings of Land              Leased Area   rent/m2   rent/month     fee/month        Note
 No.                                              (m2)         (NTD)       (NTD)         (NTD)
---------------------------------------------------------------------------------------------------------------
          District Section  Sub-Section   Land
                                          Lot.
                                          No.

---------------------------------------------------------------------------------------------------------------

                               2          727     3945.00      11.50      45,368        11,006     Approved to
                                                                                                   lease by the
                                                                                                   letter of
                                                                                                   Party A
                                                                                                   (Gin-Jya-
                                                                                                   Chu-90-
                                                                                                   2-Jian-Zi-
                                                                                                   0900012159
                                                                                                   of December
                                                                                                   31, 2001)
  CL105    Nanzih   Heping
           District Section








---------------------------------------------------------------------------------------------------------------
                   Total                          3945.00      11.50      45,368        11,006
---------------------------------------------------------------------------------------------------------------

2 The term of this lease shall start from January 1, 2002 and end on December 31, 2012.

3 The use of the leased land shall be limited to the construction of an office, plant, warehouse or work site by the enterprises which have been approved to operate in the Zone or to the establishment of a branch office by the competent authority.

4 During the validity of this lease, Party B shall, on its own initiative, apply for return of the leased land when the whole or part of the lease is no longer desired. Party B shall not sub-let or loan part or whole of the land to a third party.

5 In the event that Party B applies to lease this parcel of land for the construction of plant or other buildings on its own initiative, the distance between the plant or building and the adjacent land leased by other persons shall be three meters, the distance between the plant or building and the main route of transportation shall be six meters, the distance between the plant or building and the internal or branch route of transportation shall be five meters and, the distance between the plant or building and the divided route of transportation shall be four meters. Space saved from the aforesaid distance shall be reserved as a "set back area". Party B shall be responsible for the costs and expenses incurred from the arrangement and virescense of the set back area.

6 In the event that Party B applies to lease this parcel of land for the construction of plant or other buildings, the principal construction should be a building of two or more stories. The plane area of the construction shall be not less than 50% or exceed 70% of the total leased area. In addition, the construction of the plant or building shall follows the principles as set forth below:

     a. the set back area around the leased land shall be reserved as a vacant lot for the purpose of fireproofing, lighting, evacuation and virescense.

     b. 20% of the net area out of the leased land after deducting the set back area shall also be reserved as a vacant lot.

7 In the event that the leased land is currently used for public facilities, the Administration Department of Party A shall be in charge of the management of such leased land, and Party B shall not claim for using the leased land for construction or other purposes.

8 Party B shall pay Party A NT$56,734 as specified under Article 1 of this Agreement before the fifth date of each month to the national treasury agent appointed by Party A. In the event of arrears in payment for the rent, Party B


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


     agrees to pay, in addition to the rent, fines for penalty as calculated per the formulae below:

     a. an additional 5% of the annual rental for arrears in payment for over one month and less than two months;

     b. an additional 10% of the annual rental for arrears in payment for over two months and less than three months;

     c. an additional 15% of the annual rental for arrears in payment for over three months and less than four months.

     in the event that arrears in payment for the rental, fees and penalty of fines have exceeded four months, in addition to pursuing the same, Party A may terminate this Agreement.

9 In addition to effecting rental payment each month, Party B shall also pay NT$2.79 per square as the public facilities construction fee each month for a 10-year period according to Article 11 of the Establishment and Management of the Export Processing Zone Act. Party B may cease to pay such fee from July 1, 2002.

10 During the term of this Agreement, should the government announce any adjustment of land value, Party B agrees to adjust the rent accordingly from the 1st date of following month.

11 In the event that Party B applies to lease this parcel of land for the construction of plant or other buildings, Party B shall commence the fabrication within three months after the execution of this Agreement and shall complete the construction on schedule. Party A may immediately terminate this Agreement and recall the leased property should it occur that Party B has not commenced the fabrication after the deadline or, where the delay of the construction is agreed by Party A, Party B has failed to commence the fabrication or to complete the construction on schedule. In which case, the rent and the public facility construction fee already paid by Party B shall not be refunded. In addition, Party A may have the right to dispose at its discretion the uncompleted structure on the leased property or demand Party B to remove the uncompleted structure according to the applicable laws, and Party B shall not raise any objection.

12 When it is necessary for Party B to excavate the road, the drainage system, the piping lines or other public facilities inside the Zone for the construction of the plant or building, Party B must obtained prior approval from Party A and shall pay a security deposit to Party A. Upon completion of the construction, the


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


     site must be resumed to its original condition by Party B. The security deposit will be refunded to Party B without interest accrued. However, Party A may forfeit the security deposit if Party B is in breach of its liabilities provided in this Article.

13 Party A may notify Party B to terminate this Agreement should any of the following events occur:

     a.   Party B has breached this Agreement in the use of the leased property;

     b. the building owned by Party B is purchased or expropriated according to Article 12 of the Establishment and Management of the Export Processing Zone Act;

     c. Party B is in arrears of rental payment and fees amounting to four months; and

     d.   the Agreement is terminated in compliance with the Civil Code or Land
          Act.

14 In the event that the Agreement is terminated according to the preceding Article, Party B shall return the leased land immediately. All structures on the leased land that belong to Party B shall, within two years, be resold to the qualified assignee that is located in the Zone as approved by Party A or its sub-department. In addition, Party B shall effect the rental payment in accordance with Article 7 of this Agreement within the two-year period. In the event that Party B fails to comply with this Article 14 or fails to complete the required procedure exceeding two years, Party A may purchase all the equipment and facilities inside or outside the building on the leased land according to the applicable laws, and Party B shall not raise any objection.

15 In the event that Party B wishes to renew this Agreement upon expiry, Party B may file an application with Party A three months prior to the expiry of this Agreement. Should Party B fail to file for renewal of this Agreement, Party B shall surrender the land upon expiry of this Agreement. All structures on the leased land that belong to Party B shall, within six months, be resold to the qualified assignee that is located in the Zone as approved by Party A or its sub-department. In addition, Party B shall effect the rental payment in accordance with Article 7 of this Agreement within the two-year period. In the event that Party B fails to comply with this Article 15 or fails to complete required procedure within six months, Party A may purchase all the equipment and facilities inside or outside the building on the leased land according to the applicable laws, and Party B shall not raise any objection.


                                     4(i)-4

16 During the term of this lease Agreement, should the relevant laws are amended to the extent that affect the validity of this Agreement, this Agreement shall be amended accordingly. Party B shall not raise any objection.

17 This Agreement is executed in duplicate with each party holding one copy. This Agreement shall be effective upon execution. All disputes which may arise in connection to or out of this Agreement shall be referred to the courts appointed by Party A as the court of first instance.

The Contracting Parties:

Party A:     Nantze Export Processing Zone Administration
By:          Chou Yan
Add:         600, Jia-chang Road, Nantze District, Kaohsiung

Party B:     Advanced Semiconductor Engineering, Inc. (with seal)
By:          Chen-sheng Chang
Add:         No. 10, West fifth Street, Nantze Export Processing Zone, Kaohsiung
Corporate License No.: Jing-Jia-Chu-Hsing-Zi-N3651

Dated: January 1, 2002

(With Official Seal)


                                     4(i)-5